UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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LIVERAMP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following contains statements by Travis Clinger, the Registrant’s Chief Connectivity & Ecosystem Officer, in an article published by www.digiday.com on June 10, 2026.

OpenAI’s ChatGPT ads get its first conversion API partner in LiveRamp

By Krystal Scanlon and Seb Joseph • June 10, 2026

OpenAI’s speed dating tour of ad tech has a new match: LiveRamp.

The data matching firm — and potentially Publicis-owned — is the first independent ad tech company to pipe conversion data into OpenAI’s conversion API. Brands could do it directly before but not via an intermediary.

Unlike other deals of this ilk, this one is tightly scoped. It’s U.S.-only for now, with Europe close behind, and limited to select mutual clients of OpenAI and LiveRamp. For those advertisers who qualify, it lets them connect what happens in the chatbot to what gets bought in the real world for the first time. Eventually, that will expand to clicks, giving marketers independent verification of which ads people actually engaged with inside the app.

“We expect our first advertiser to go live this week,” said Travis Clinger, chief connectivity & ecosystem officer and GM, international at LiveRamp, without naming the advertiser. “As OpenAI expands that out, and it has more and more advertisers running advertising on OpenAI, this partnership will scale.”

Until then, marketers will be working with transaction data, which LiveRamp argued is the more valuable signal anyway. Say someone sees a Nike ad in ChatGPT, doesn’t click anything, then walks into a store two days later and buys the trainers. LiveRamp pulls that purchase from Nike’s till data and passes it back to OpenAI — proof that the ad drove a real sale.

It works the same way as when LiveRamp connects transaction data to everyone including Meta, Google and TikTok. When a marketer runs an ad in ChatGPT, it passes its transaction data — including product, price and date — to LiveRamp via an encrypted server connection. LiveRamp attaches a hashed email to identify the buyer without exposing personal data, with RampID support to follow, then forwards everything to OpenAI. From there, it’s OpenAI’s call on how the matching works. LiveRamp passes the data but the attribution methodology belongs to the platform. How that data gets used once inside it is a matter between OpenAI and the advertiser.

“We find the transaction data is actually far more valuable than the click-based data,” said Clinger.

For an ads business not even four months old, still determining what it actually is to consumers — and therefore to advertisers — that kind of third-party validation matters. What marketers don’t know yet is what kind of platform it actually is: high-intent purchase engine or glorified recipe finder. Until that’s clearer, budgets stay experimental. Third-party measurement is how OpenAI starts making the case.

More are likely to follow. OpenAI said as much two months ago but didn’t elaborate. What it has been clear on, however, is the pace. The normal playbook goes: launch ads, build the product, scale the advertiser base then bring in third-party measurement once there’s enough demand to justify it. TikTok took the better part of four years. OpenAI is doing it in four months — not because the demand is there yet but because it needs to engineer the confidence to get there, especially as it tries to go after performance ad dollars.

“OpenAI’s buying models moved from CPM to CPC to CPA in roughly two months,” said ad tech consultant Shirley Marschall. “That’s essentially OpenAI being dragged toward accountability by advertiser pressure. Each model demands more proof than the last. CPA in particular requires solid attribution infrastructure, which is exactly why the measurement partner announcement matters.”

There’s a wrinkle, though. LiveRamp is set to become part of Publicis by year end, pending deal closure. For a business whose value to OpenAI — and to the 300-plus partners in its ecosystem — rests on its neutrality, that’s a live question. Advertisers who have long relied on LiveRamp precisely because it sits outside the holdco system, may think twice about routing their data through something that doesn’t anymore if the deal closes.

“It will be interesting to watch though if OpenAI partners with a truly independent measurement partner,” said Marschall. “Because a partner with any revenue, equity, or commercial entanglement with OpenAI (and there are plenty of companies checking this box) would essentially mean they’re grading their own homework. Either way, nothing in advertising ages as bad as a ‘first’ integration or partnership, as additional ones will follow soon.”

Clinger acknowledged the neutrality question directly, saying LiveRamp would operate as a standalone company under Publicis and that maintaining its independence had been an explicit commitment in the deal announcement. The neutrality it had built over more than a decade, he argued, wasn’t going anywhere.

“One of the things Publicis was very clear about was maintaining LiveRamp’s neutrality,” he said. “We believe very strongly that the neutrality we’ve had for well over a decade will continue post-Publicis acquisition.”

If he’s right then the partnership has room to grow from there. Clinger said he believes this is just the “first step” in this partnership with more identifiers coming in the months ahead. What that ultimately builds toward he wouldn’t say. But if the pattern holds with other platforms, conversion API partnerships tend to be the precursor to something bigger. Clean room, for instance.

“As we have more to share, we will definitely make sure that you’re one of the first to know,” Clinger said.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning Publicis, LiveRamp, the proposed transaction and other matters. Forward-looking statements contained herein could include, among other things, statements regarding the anticipated timing of the consummation of the proposed transaction; statements about management’s confidence in and strategies for performance of the combined businesses; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms. These forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside the parties’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication including, but not limited to: (1) failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change, or other circumstance that could give rise to the right of one or multiple of the parties to terminate the definitive agreement between Publicis and LiveRamp; (2) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder, or other approvals are not received or satisfied on a timely basis or at all; (3) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, including those resulting from the announcement, pendency or completion of the transaction; (4) risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; (5) failure to realize anticipated benefits of the combined operations; (6) risks relating to unanticipated costs of integration; (7) ability to hire and retain key personnel; (8) ability to successfully integrate the companies’ businesses; (9) the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors, including reputational risk; (10) ability to attract new clients and retain existing clients in the manner anticipated; (11) reliance on and integration of information technology systems; (12) suffering reduced profits or losses as a result of intense competition; or (13) potential litigation that may be instituted against LiveRamp or its directors or officers related to the proposed transaction or the merger agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in LiveRamp’s Annual Report on Form 10-K for the year ended March 31, 2026, in Part I “Cautionary Statements Relevant to Forward-Looking Information” and Part I, Item 1A, “Risk Factors,” as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission (the “SEC”) and those described in documents Publicis has filed with the Autorité des Marchés Financiers (the French securities regulator). The parties do not undertake, nor do they have, any obligation to provide updates or to revise any forward-looking statements.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable regulations.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, LiveRamp Holdings, Inc. will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction (the “proxy statement”). The definitive proxy statement will be mailed to LiveRamp’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at LiveRamp’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in LiveRamp’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.

PARTICIPANTS IN THE SOLICITATION

Publicis, LiveRamp and their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LiveRamp in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of LiveRamp in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about the directors and executive officers of LiveRamp and their ownership of shares of LiveRamp common stock and other securities of LiveRamp can be found in the sections entitled “Nominees and Continuing Directors,” “Stock Ownership,” “Compensation Discussion and Analysis,” “Compensation Tables,” and “Non-Employee Director Compensation” included in LiveRamp’s proxy statement in connection with its 2025 Annual Meeting of Shareholders, filed with the SEC on June 27, 2025; in the Form 3 and Form 4 initial statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by LiveRamp’s directors and executive officers; and in other documents subsequently filed by LiveRamp with the SEC, including LiveRamp’s proxy statement relating to the proposed transaction when it becomes available. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.